UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2012

WESCO International, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 001-14989

Delaware	25-1723342
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

225 West Station Square Drive
Suite 700
Pittsburgh, Pennsylvania 15219	(412) 454-2200
(Address of principal executive offices)	(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 23, 2012, WESCO International, Inc. (“WESCO International”) held its Annual Meeting of Stockholders. The following proposals were submitted by the Board of Directors to a vote of the stockholders and the final results of the voting on each proposal is noted below.

Proposal 1 - Election of Class I Directors

The following four Directors were nominated to serve as Class I Directors for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2015 or until their successors are otherwise duly elected and qualified. The four Directors were elected as Class I Directors of WESCO International and the final results of the voting on the proposal were as follows:

Nominee	For	Withheld	Broker Non-Votes
John J. Engel	38,163,661	2,064,436	1,089,414
Steven A. Raymund	38,613,186	1,614,911	1,089,414
Lynn M. Utter	38,866,208	1,361,889	1,089,414
William J. Vareschi	38,916,163	1,311,934	1,089,414

Proposal 2 - Advisory Approval of the Company's Executive Compensation

The stockholders approved, on an advisory (non-binding) basis, the compensation of certain executive officers, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
39,354,643	547,652	325,802	1,089,414

Proposal 3 - Ratification of the appointment of PricewaterhouseCoopers LLP as WESCO International's independent registered public accounting firm for the year ending December 31, 2012

The stockholders were requested to ratify the appointment of PricewaterhouseCoopers LLP as WESCO International's independent public accounting firm for the year ending December 31, 2012. The appointment was approved by the requisite vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting and the final results of the voting on the proposal were as follows:

For	Against	Abstain
39,263,042	1,732,880	321,589

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 24, 2012	WESCO INTERNATIONAL, INC.
(Date)
/s/ Stephen A. Van Oss
Stephen A. Van Oss
Senior Vice President, Chief Operating Officer and interm Chief
Financial Officer